UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Mainland Resources, Inc. (OTCBB: MNLU, Frankfurt: 5MN) ("Mainland') and American Exploration Corporation (OTCBB: AEXP, Frankfurt: EQO) ("American Exploration") have entered a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock merger to be effected under the laws of Nevada. If the merger is completed, Mainland will be the surviving corporation, and will become vested with all of American Exploration's assets and property.

Under the terms of the Merger Agreement, American Exploration's stockholders will receive one share of Mainland common stock for every four shares of American Exploration common stock they own. Currently, there are approximately 59,718,000 shares of American Exploration common stock outstanding, with the result that approximately 14,929,500 shares of Mainland common stock are anticipated to be issued to former stockholders of American Exploration upon completion of the merger. Based on the closing market price of Mainland's common stock of $1.23 per share, as reported by the OTC Bulletin Board, on March 22, 2010, the total share consideration to be issued to American Exploration's stockholders will be worth approximately $18,363,285, and they will hold approximately 15.6% of the issued and outstanding common stock of Mainland, as the surviving corporation.

The merger will be subject to various conditions, including: the approval of the respective stockholders of each of Mainland and American Exploration; completion within 30 days by each party, to its satisfaction, of due diligence investigation of the other party's business and affairs to determine the feasibility, economic or otherwise, of the merger; the number of holders of American Exploration common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock; the number of holders of Mainland common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Mainland common stock; each party shall have received a draft fairness opinion (each, a "Fairness Opinion") of its own independent financial advisor to the effect that, as of the date of the Merger Agreement, the merger is fair from a financial point of view to holders of such party's stockholders (subject to the assumptions, qualifications and limitations relating to such opinion), and such party's Board of Directors shall have approved of and accepted such draft Fairness Opinion; and other customary conditions. In addition, each party's obligation to consummate the merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

The ratio (the "Exchange Ratio") which determines the number of shares of Mainland common stock that are to be issued on completion of the merger for all of the shares of American Exploration common stock is subject to reduction by the shares of American Exploration common stock held by those stockholders, if any, who elect to exercise dissent rights under Nevada law. The Exchange Ratio also may be adjusted by good faith negotiation between the parties if required, having regard to (a) the results of the due diligence investigation of a party's business and affairs by the other party, or (b) the Fairness Opinions.

3.

The Merger Agreement also contemplates that: (a) all outstanding common stock options of American Exploration (the "American Exploration Options") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options (the "Mainland Exchange Options"); and (b) all of the outstanding common stock purchase warrants of American Exploration (the "American Exploration Warrants") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants (the "Mainland Exchange Warrants"). The number of Mainland Exchange Options and Mainland Exchange Warrants issuable will be determined with reference to the Exchange Ratio. Currently, the Exchange Ratio is anticipated to be one Mainland Exchange Option or one Mainland Exchange Warrant for every four American Exploration Options or every four American Exploration Warrants, as the case may be. The Mainland Exchange Options will be exercisable at a price of $1.50 per share; the exercise price of each Mainland Exchange Warrant is anticipated to be determined by multiplying the per share exercise price of the corresponding American Exploration Options or American Exploration Warrants by four, subject to adjustment if the Exchange Ratio is adjusted.

The Merger Agreement provides that not more than 15,000,000 shares of Mainland common stock shall be issued in exchange for shares of American Exploration common stock pursuant to the merger (exclusive of any shares of Mainland common stocks issued in exchange for shares of American Exploration common stock which are issued upon exercise prior to closing of any outstanding American Exploration Options or American Exploration Warrants).

The foregoing description of the merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Important Additional Information Will Be Filed with the SEC

In connection with the proposed transaction, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, Director; 20333 State Highway 249, Suite 200, Houston, TE 77070; Facsimile: (731) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

4.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On March 23, 2010, Mainland issued a press release announcing that it had entered into the Merger Agreement as discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

EXHIBIT NUMBER      DESCRIPTION
2.1	Merger Agreement and Plan of Merger between Mainland Resources, Inc. and American Exploration Corporation dated March 22, 2010*
99.1	Press release of Mainland Resources, Inc. dated March 23, 2010*

   *         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: March 23, 2010	By: /s/ Michael J. Newport Michael J. Newport President/Chief Executive Officer

5.